May 2020 Investor Presentation Exhibit 99.1

Forward-Looking Statements Certain matters set forth herein (including the exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to RBB Bancorp’s (“RBB”) current business plans, its future financial position and operating results and RBB’s expectations. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic and market conditions and events and the impact they may have on RBB, on our customers and our assets and liabilities; our ability to attract deposits and other sources of funding or liquidity; supply and demand for real estate and periodic deterioration in real estate prices and/or values in California, New York or other states where RBB lends, including both residential and commercial real estate; a prolonged slowdown or decline in real estate construction, sales or leasing activities; changes in the financial performance and/or condition of our borrowers, depositors or key vendors or counterparties; changes in our levels of delinquent loans, nonperforming assets, allowance for loan losses and charge-offs; the costs or effects of acquisitions or dispositions we may make, whether we are able to obtain any required governmental approvals in connection with any such acquisitions or dispositions, and/or RBB’s ability to realize the contemplated financial or business benefits associated with any such acquisitions or dispositions; the effect of changes in laws, regulations and applicable judicial decisions (including laws, regulations and judicial decisions concerning financial reforms, taxes, banking capital levels, consumer, commercial or secured lending, securities and securities trading and hedging, compliance, employment, executive compensation, insurance, vendor management and information security) with which we and our subsidiaries must comply or believe we should comply; changes in estimates of future reserve requirements and minimum capital requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, including changes in the Basel Committee framework establishing capital standards for credit, operations and market risk; inflation, interest rate, securities market and monetary fluctuations; changes in government interest rates or monetary policies; changes in the amount and availability of deposit insurance; cyber-security threats, including loss of system functionality or theft or loss of company or customer data or money; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, drought, or the effects of pandemic diseases; the timely development and acceptance of new banking products and services and the perceived overall value of these products and services by our customers and potential customers; our relationships with and reliance upon vendors with respect to the operation of certain key internal and external systems and applications; changes in commercial or consumer spending, borrowing and savings preferences or behaviors; technological changes and the expanding use of technology in banking (including the adoption of mobile banking and funds transfer applications); the ability to retain and increase market share, retain and grow customers and control expenses; changes in the competitive and regulatory environment among financial and bank holding companies, banks and other financial service providers; volatility in the credit and equity markets and its effect on the general economy or local or regional business conditions; fluctuations in the price of the our common stock or other securities; and the resulting impact on our ability to raise capital or RBB’s ability to make acquisitions, the effect of changes in accounting policies and practices, as may be adopted from time-to-time by our regulatory agencies, as well as by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard-setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our workforce, management team and/or our board of directors; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings (such as securities, consumer or employee class action litigation), regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; our ongoing relations with our various federal and state regulators; our success at managing the risks involved in the foregoing items and all other factors set forth in RBB’s public reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2019, and particularly the discussion of risk factors within that document applicable to RBB. Any statements about future operating results, such as those concerning accretion and dilution to RBB’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ. RBB does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Experienced Leadership Team Average 33 years of bank management experience in finance, lending, credit, risk, strategy and branch operations Name / Title Experience Background Yee Phong (Alan) Thian President & Chief Executive Officer 37 years Chairman, President and Chief Executive Officer (“CEO”) since Royal Business Bank (the “Bank”) began operations in 2008 Appointed to the FDIC community bank advisory committee twice Presently on the CFPB community bank advisory committee Formerly served as Executive Vice President (“EVP”) and Regional Director for United Commercial Bank, as well as President and CEO for both First Continental Bank and American International Bank David Morris Executive Vice President & Chief Financial Officer 33 years (10 years with Alan) Appointed EVP and Chief Financial Officer (“CFO”) of the Bank and Company in 2010 Formerly President and CEO with MetroPacific Bank and EVP, CFO and Chief Operating Officer (“COO”) with San Diego Community Bank Jeffrey Yeh Executive Vice President & Chief Credit Officer 30 years (17 years with Alan) Joined the Bank as an executive officer in 2008 and promoted to EVP and Chief Credit Officer in January 2014 Formerly Finance Director and Business Control Manager for Universal Science Industrial Co, Ltd. and Lending and Investment Manager for Bank of Overseas Chinese Larsen Lee Executive Vice President & Director of Residential Mortgage Lending 32 years (5 years with Alan) Joined in 2014 as SVP and Director of Mortgage Lending to start the Bank’s residential mortgage unit, and promoted to EVP in January 2016 Formerly created a wholesale department for Pacific City Bank from 2010 to 2014 I-Ming (Vincent) Liu Executive Vice President & Chief Risk Officer 32 years (24 years with Alan) Joined the Bank as an executive officer in 2008, promoted to COO in January 2011, and promoted to Chief Risk Officer of the Bank in 2011 and of the Company in 2013 Formerly Senior Vice President (“SVP”) and head of southern California branch network for United Commercial Bank Source: Experience: Page 6 in S-1 Background: Pages 143, 145-146 in the S-1

Balance Sheet (Dollars in millions) Total Assets   $3,129 Gross Loans, Including Held for Sale   $2,452 Total Deposits   $2,436 Tangible Common Equity1   $332 Tangible Common Equity / Tangible Assets1   10.87% NPAs / Assets2   0.66% Profitability Return on Average Assets, annualized   0.90% Return on Average Tangible Common Equity   8.13% FTE Net Interest Margin   3.37% Efficiency Ratio   57.65% RBB Bancorp – Who We Are Non-GAAP reconciliation in Appendix Nonperforming assets include nonaccrual loans, loans past due 90 days or more and still accruing interest, loans modified under troubled debt restructurings, and other repossessed assets; excludes purchased credit impaired (“PCI”) loans Established in 2008 and headquartered in Los Angeles, California $3.1 billion asset Chinese-American, business-oriented community bank 24 traditional branches 13 located in Southern California 7 located in New York 3 located in Chicago 1 in Nevada Four principal business lines: Commercial Real Estate (“CRE”) Commercial & Industrial (“C&I”) 1-4 Single Family Residential (“SFR”) SBA Lending (“SBA”) Six successful acquisitions completed since 2010 Certified Community Development Financial Institution since mid-February 2016 Overview Financial Highlights For the Three Months Ended March 31, 2020:

High-performing community bank with defined and proven strategy to grow both organically and through acquisitions Insider ownership (including family holdings) at 34% and high deposit balances, aligns interests with public shareholders Experienced management team and Board of Directors with demonstrated industry knowledge, regulatory relationships, lending expertise and community involvement Niche markets with concentration on Asian-Americans Products structured to address the needs of underserved individuals and businesses within those markets Significant opportunities for future acquisitions across the U.S. Conservative risk profile with focused and diversified lending strategy Solid asset quality from conservative credit culture and disciplined underwriting standards Interest rate neutral balance sheet Track record of attractive returns Diversified revenue with four lending products spread across multiple industries and geographies Substantial noninterest income and well-managed noninterest expenses Exceptional investment opportunity to own a well-managed, highly profitable institution Compelling valuation and consistent dividend payout ratio Investment Highlights

COVID-19 Impact and Response

We are actively addressing client needs

- Enrolling clients in the SBA Paycheck Protection Program
- As of April 30, 2020, we have received approvals from the SBA for 234 loans in the total amount of $31.6 million

The following table as of April 30, 2020 is intended to summarize the Company's overall loan exposure to major industries that are considered "at-risk" for business interruption due to the COVID-19 pandemic:

Industry/Property Type ($ in millions)	Total Exposure	SBA Guaranteed and Unguaranteed	% of Total HFI Loans	Average Loan-to-Value %
General Retail	$254.0	$9.8	10.1%	42.9%
Mixed Use Commercial	195.2	0.4	7.7%	41.1%
Hospitality	93.5	39.2	3.7%	51.5%
Service Stations	35.4	12.8	1.4%	58.2%
Restaurants	8.3	3.1	0.3%	39.2%
Multifamily	264.1	--	10.5%	48.6%
Shared National Credits (excluding Airlines and Cruise Lines)	38.5	--	1.5%	N/A
Airlines and Cruise Lines (SNC)	9.7	--	0.4%	N/A
SFR Mortgage Loans – Western region	527.2	--	20.9%	60.3%
SFR Mortgage Loans – Eastern region	524.0	--	20.8%	55.1%
SFR Mortgage Loans – Chicago metropolitan area	100.4	--	4.0%	62.6%

Approximately 40% of the 5.4% total exposure to Hospitality, Service Stations and Restaurants are SBA loans. The SBA has guaranteed all principal and interest payments for up to six months during the COVID-19 national emergency.

RBB Bancorp 皇佳商業金控 5

COVID-19 Impact and Response - Continued

We are actively addressing client needs

- Offering loan relief to all impacted clients
- As of April 30, 2020, we have extended payment relief on $436 million loans across our entire $2.5 billion loan portfolio, representing 17.3% of the total
  - $230 million were for single family residential borrowers
  - $206 million were for commercial borrowers

The following table as of April 30, 2020 is summarizes the Company's loan deferral grants by industry/property type and region:

Industry/Property Type ($ in thousands)	Number of Deferrals Granted	Principal Amount	Monthly Deferred Amount	Average Loan-to-Value %
General Retail (1)	41	$105,822	$706	50.0%
Mixed Use Commercial	33	55,890	433	36.5%
Hospitality (1)	3	18,109	116	44.8%
Service Stations (1)	3	9,398	59	58.3%
Restaurants (1)	8	3,175	36	58.7%
Multifamily	12	14,006	94	44.3%
Shared National Credits (excluding Airlines and Cruise Lines)	--	--	--	N/A
Airlines and Cruise Lines (SNC)	--	--	--	N/A
SFR Mortgage Loans – Western region	199	122,251	687	61.3%
SFR Mortgage Loans – Eastern region	228	94,245	549	59.1%
SFR Mortgage Loans – Chicago metropolitan area	83	13,915	105	64.5%

(1) Excluding SBA loans because they do not qualify for deferments. The SBA has guaranteed all SBA loan payments for six months during the COVID-19 national emergency.

RBB Bancorp 皇佳商業金控 6

Our History Historical Progression of Franchise Growth Opened 2008 Source: Pages 3-4 in the S-1 Opened SBA banking unit 2010 Raised over $54mm in private offering of common stock 2012 Opened residential mortgage unit 2014 Earned Findley Reports’ “Super Premier” status February: Acquired Named a CDFI 2016 March: Issued $50mm of subordinated notes Earned Findley Reports’ “Super Premier” status 2018 Issued $55 million of subordinated notes October: Acquired September: Acquired July: Acquired January: Established 2011 May: Acquired Received Outstanding Overseas Taiwanese SME Award 2013 Earned Findley Reports’ “Super Premier” status 2015 Raised $62 million in IPO 2017 Earned Findley Reports’ “Super Premier” status January: Acquired 2020

Our Current Footprint Orange County, California Irvine Branches (24) Los Angeles County, California Clark County, Nevada Ventura County, California Arcadia Cerritos Diamond Bar Los Angeles (Downtown) Los Angeles (Westwood) Los Angeles (Silver Lake) Monterey Park Rowland Heights San Gabriel Torrance Oxnard Westlake Village Las Vegas New York, NY 2 Brooklyn, NY 1 Manhattan, NY 4 Queens, NY Chicago, IL 2 Chinatown Bridgeport

Expands the RBB franchise to the Chicago market Gives RBB access to Chicago’s Asian-American population of approximately 500,000 Enables Pacific Global to benefit from RBB’s scale and efficiencies Enhances residential mortgage loan production platform Enables RBB to bring its C&I lending platform to the PGB customer base Highly compatible merger partners Shared focus on Asian-American communities Complementary business models Strong residential mortgage loan production platforms Disciplined underwriting standards and commitment to strong asset quality Compelling economics for RBB shareholders Accretive to earnings per share Tangible book value dilution earnback of approximately 3 years Positions RBB for continued profitable growth Sixth acquisition since 2011 Transaction Highlights +

Substantial Opportunities for Acquisitions: Chinese-American Banks Across the U.S. Chinese-American bank universe as defined by RBB’s management team Count refers to total number of Chinese-American banks that are headquartered in the indicated MSA Source: SNL Financial, Census Bureau 2018 estimates Chinese-American bank universe comprised of over 35 banks¹: Publicly-traded Locally-owned Subsidiaries of Taiwanese or Chinese banks Other Asian-American banks also represent compelling acquisition opportunities Target markets include select Metropolitan Statistic Areas (“MSAs”) that fulfill the following conditions: High concentration of Asian-Americans High number of Chinese-American banks² and branches Specific Target Markets Texas, Midwest and East Coast West Coast Chinese-American Bank¹ Locations in the U.S. (as of June 2019) Current RBB branch locations Other Chinese-American bank¹ branches Source: Pages 12-13 in the S-1 Asian American Population % of Actual Total Total Asian American Population MSA (population in thousands) Population Actual % of Total New York-Newark-Jersey City, NY-NJ-PA 19979 1977.921 9.9% 11.229078580111393 Los Angeles-Long Beach-Anaheim, CA 13291 1953.7769999999998 0.14699999999999999 15.886753646397564 San Francisco-Oakland-Hayward, CA 4729 1097.1280000000002 0.23200000000000001 25.907391494954652 Chicago-Naperville-Elgin, IL-IN-WI 9499 531.94399999999996 5.6% 6.6823440349321599 Houston-The Woodlands-Sugar Land, TX 6997 454.80500000000001 6.5% 7.735172587359056 Seattle-Tacoma-Bellevue, WA 3939 449.04599999999999 0.114 41.008423166579853 Urban Honolulu, HI 980 429.24 0.438 5.9843344674519336 Philadelphia-Camden-Wilmington, PA-NJ-DE-MD 6046 302.3 0.05 10.046217689133943 Las Vegas-Henderson-Paradise, NV 2232 194.184 8.7% Source: SNL Financial, 2010 Census ² Count refers to total number of Chinese-American banks that are headquartered in the indicated MSA Identified strategic expansion areas Current markets New Market with FAIT transaction Asian American Population Number of % of Actual Total Total Asian American Population Chinese-American MSA Population Actual % of Total Banks² Branches New York-Newark-Jersey City, NY-NJ-PA 20338187 2283791 11.229078580111393 8 50 Los Angeles-Long Beach-Anaheim, CA 13502916 2145175 15.886753646397564 18 157 San Francisco-Oakland-Hayward, CA 4737729 1227422 25.907391494954652 4 50 Chicago-Naperville-Elgin, IL-IN-WI 9563680 639078 6.6823440349321599 3 15 Houston-The Woodlands-Sugar Land, TX 6866117 531106 7.735172587359056 2 16 Urban Honolulu, HI 1009834 414117 41.008423166579853 1 12 Philadelphia-Camden-Wilmington, PA-NJ-DE-MD 6096952 364862 5.9843344674519336 1 2 Las Vegas-Henderson-Paradise, NV 2173843 218389 10.046217689133943 0 3 Source: SNL Financial, 2010 Census ² Count refers to total number of Chinese-American banks that are headquartered in the indicated MSA Identified expansion markets Current markets New market with FAIB transaction

Demonstrated Track Record of Balance Sheet and Earnings Growth (1) Non-GAAP reconciliation in Appendix Total Loans ($mm) Total Deposits ($mm) Net Income ($mm) Return on Average Tangible Common Equity1 2013 – 2019 CAGR = 26.0% 2013 – 2019 CAGR = 25.6% 2013 – 2019 CAGR = 33.3%

Profitability Drivers Yield on Average Interest-Earning Assets Cost of Average Interest-Bearing Liabilities Net Interest Margin (FTE) Efficiency Ratio (FTE)

$2.45 billion total loans as of March 31, 2020 Diversified across industry lines Single Family Residential - Mainly non-QM mortgages Commercial Real Estate - Owner occupied and Investor owned Commercial and Industrial - Majority secured by assets SBA - Primarily SBA 7(a) loans for business acquisition or working capital 55% Fixed rate and 45% Variable rate4 Average yield on total loans of 5.36% for the first quarter of 2020 Diversified Loan Portfolio Excludes purchased loan discounts and deferred costs and fees Includes construction and land development loans Includes Held for Investment and Held for Sale Loans Includes loans that have initial fixed rate terms prior to converting to variable rate loans By Collateral Type: By Business Line¹: Loan Portfolio Composition (March 31, 2020)

Disciplined Credit Culture Nonperforming loans include nonaccrual loans, loans past due 90 days or more and still accruing interest and loans modified under troubled debt restructurings; nonperforming loans exclude PCI loans acquired in prior acquisitions Nonperforming assets include nonperforming loans (as defined in footnote 1 above) and other repossessed assets Nonperforming Loans¹ / Total Loans Nonperforming Assets² / Total Assets Allowance for Loan Losses / Total Loans Net Charge-Offs / Average Loans

    Avg. Balance   Weighted     ($mm)   Avg. Rate Noninterest-Bearing Demand $485.6 0.00% NOW $43.8 0.39% Savings $115.0 0.19% Money Market $432.0 1.02% Retail Time¹ $671.3 1.81% Jumbo Time² $620.9 2.18% Brokered Time3 $66.4 2.12% Total Deposits   $2,435.0   1.38% Deposit Portfolio as of March 31, 2020 Retail Time includes time deposits with balances less than $250,000, excluding brokered time Jumbo Time includes time deposits with balances of $250,000 and greater Brokered Time are brokered time deposits, which are all lower than $100,000 Reconciliation in Appendix Strongest growth coming in DDAs Top 10 Deposit Relationships = $360.1 million (14.8% of total deposits) 3 of the Top 10 Relationships are with Directors and shareholders of the Company; $93.6 million, or ~26% of Top 10 total Deposit Portfolio Composition Total: $2.44 billion 85.3% Core4 For the Three Months Ended March 31, 2020 3

(Dollars in millions, except per share amounts)   As of March 31, 2020     Actual Long-Term Debt     Long-Term Debt   $104.1 Subordinated Debentures   14.1 Total Long-Term Debt   $118.2       Shareholders' Equity     Common Stock   $286.4 Additional Paid-in Capital   4.8 Treasury Stock -- Retained Earnings   116.1 Accumulated Other Comprehensive Income   0.6 Total Shareholders' Equity   $407.9       Total Capitalization   $526.1       Common Shares Outstanding   19,739,281       Book Value Per Share   $20.67 Tangible Book Value Per Share1   $16.82       Regulatory Capital     Tier 1 Common Capital   $333.0 Tier 1 Risk-Based Capital   $347.1 Total Risk-Based Capital   $472.4 Consolidated Capital Ratios Non-GAAP reconciliation in Appendix Consolidated Capital Ratios Consolidated Capitalization Table 4.00% 7.00% 8.50% 10.50% 1

Interest Rate Risk Profile Note: Assumes parallel shifts in market interest rates 12-Month Net Interest Income Sensitivity Immediate Change in Rates March 31, 2020 Economic Value of Equity Sensitivity Immediate Change in Rates March 31, 2020 12 month NII sensitivity is neutral to slightly liability sensitive Economic Value of Equity (“EVE”) sensitivity is neutral to slightly liability sensitive in a flat to declining environment

Appendix

As of March 31, 2020: Average: LTV of 57.9%; FICO score of 760; duration of approximately 4.0 years Average current start rates: 4.75% plus 0% - 1% in points (Western region); 4.50% - 4.875% plus 0% - 1% in points (Eastern region); reprices between 5 and 7 years to one-year CMT plus 2.50% Business Line Profile: 1-4 Single Family Residential Lending SFR Loans SFR Portfolio Growth (Dollars in millions) SFR 2013 – 2019 CAGR = 62.0% $1.1 billion

~24.2% fixed rate Business Line Profile: CRE Lending | C&D Lending CRE Loans CRE and C&D Portfolio Growth C&D Loans C&D 2012 – 2019 CAGR = 7.8% CRE 2012 – 2019 CAGR = 24.6% (Dollars in millions) As of March 31, 2020: $854.6 million $120.1 million

Business Line Profile: C&I Lending | SBA Lending Credit Lines include commercial and industrial lines of credit, term loans, mortgage warehouse lines and international trade discounts C&I Loans SBA Loans As of March 31, 2020: $275.6 million $77.6 million C&I and SBA Portfolio Growth (Dollars in millions) C&I 2012 – 2019 CAGR = 16.6% SBA 2012 – 2019 CAGR = 41.5% Unguaranteed SBA Loans: By Location: By Business:

Non-GAAP Reconciliation:
Tangible Common Equity and Tangible Assets

Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. These non-GAAP financial measures include "tangible common equity to tangible assets," "tangible book value per share," and "return on average tangible common equity." Our management uses these non-GAAP financial measures in its analysis of our performance and believes these are helpful to investors as an additional tool for further understanding our performance. The following table reconciles shareholders' equity (on a GAAP basis) to tangible common equity and total assets (on a GAAP basis) to tangible assets, calculates our tangible book value per share, and reconciles return on average tangible common equity to its most comparable GAAP measure:

(Dollars in thousands, except per share data)	As of and for the period ended							
	2013	2014	2015	2016	2017	2018	2019	1Q20
Tangible Common Equity:								
Total Shareholders' Equity	$137,992	$151,981	$163,645	$181,585	$265,176	$374,621	$407,567	$407,993
Adjustments								
Goodwill	(4,001)	(4,001)	(4,001)	(29,940)	(29,940)	(58,383)	(58,563)	(69,790)
Core Deposit Intangible	(714)	(582)	(466)	(1,793)	(1,438)	(7,601)	(6,100)	(6,234)
Tangible Common Equity	**$133,277**	**$147,398**	**$159,178**	**$149,852**	**$233,798**	**$308,637**	**$342,904**	**$331,969**
Tangible Assets:								
Total Assets - GAAP	723,410	925,891	1,023,084	1,395,551	1,691,059	2,974,002	2,788,535	3,128,653
Adjustments								
Goodwill	(4,001)	(4,001)	(4,001)	(29,940)	(29,940)	(58,383)	(58,563)	(69,790)
Core Deposit Intangible	(714)	(582)	(466)	(1,793)	(1,438)	(7,601)	(6,100)	(6,234)
Tangible Assets	**$718,695**	**$921,308**	**$1,018,617**	**$1,363,818**	**$1,659,681**	**$2,908,018**	**$2,723,872**	**$3,052,629**
Common Shares Outstanding	12,547,201	12,720,659	12,770,571	12,827,803	15,908,893	20,000,022	20,030,866	19,739,280
Tangible Common Equity to Tangible Assets Ratio	**18.54%**	**16.00%**	**15.63%**	**10.99%**	**14.09%**	**10.61%**	**12.59%**	**10.87%**
Tangible Book Value Per Share	**$10.62**	**$11.59**	**$12.46**	**$11.68**	**$14.70**	**$15.43**	**$17.12**	**$16.82**
Average Tangible Common Equity:								
Average Shareholders' Equity	$124,103	$145,781	$157,615	$172,140	$218,717	$296,869	$393,895	$411,191
Adjustments								
Goodwill	(2,804)	(4,001)	(4,001)	(25,167)	(29,940)	(58,383)	(58,446)	(71,547)
Core Deposit Intangible	(479)	(649)	(526)	(1,779)	(1,620)	(7,601)	(6,873)	(5,973)
Average Tangible Common Equity	**$120,820**	**$141,131**	**$153,088**	**$145,194**	**$187,157**	**$230,885**	**$328,576**	**$333,671**
Net Income Available to Common Shareholders	$7,004	$10,428	$12,973	$19,079	$25,528	$36,105	$39,209	$6,748
Return on Average Tangible Common Equity	**5.80%**	**7.39%**	**8.47%**	**13.14%**	**13.64%**	**15.64%**	**11.93%**	**8.13%**

Note: Historical financial data is not presented pro forma reflecting the acquisition of FAIT completed on October 15, 2018

RBB BANCORP 皇佳商業金控 22

Regulatory Reporting to Financial Statements:
Adjusted Core Deposits

Some of the financial measures included in this presentation and in forms 10-Q & 10-K filed with the SEC differ from those reported on the FRB Y-9(c) report. These financial measures include "core deposits to total deposits." Our management uses this financial measure in its analysis of our performance. The Bank measures core deposits by reviewing all relationships over $250,000 on a quarterly basis. After discussions with our regulators on the proper way to measure core deposits, we now track all deposit relationships over $250,000 on a quarterly basis and consider a relationship to be core if there are any three or more of the following: (i) relationships with us (as a director or shareholder); (ii) deposits within our market area; (iii) additional non-deposit services with us; (iv) electronic banking services with us; (v) active demand deposit account with us; (vi) deposits at market interest rates; and (vii) longevity of the relationship with us. We consider all deposit relationships under $250,000 as a core relationship except for time deposits originated through an internet service. This differs from the traditional definition of core deposits which is demand and savings deposits plus time deposits less than $250,000. As many of our customers have more than $250,000 on deposit with us, we believe that using this method reflects a more accurate assessment of our deposit base. The following table reconciles the adjusted core deposit to total deposits:

(Dollars in thousands)				As of the period ended				
	2013	2014	2015	2016	2017	2018	2019	1Q20
Core Deposits[1]	**$422,252**	**$507,376**	**$567,980**	**$781,940**	**$990,824**	**$1,670,572**	**$1,651,678**	**$1,805,214**
Adjustments to Core Deposits								
Time Deposits > $250,000 Considered as Core Deposits[2]	118,756	115,572	174,038	325,453	180,751	468,773	446,968	453,749
Less: Brokered Deposits Considered Non-Core	-	-	-	-	-	(113,832)	(67,089)	(33,106)
Less: Internet and Other Deposit Originator Deposits < $250,000 Considered Non-Core[3]	-	(44,562)	(21,418)	(30,971)	(29,467)	(18,286)	(26,025)	(80,519)
Less: Other Deposits Not Considered Core[4]	-	-	(70,759)	(171,800)	(136,943)	(52,002)	(60,719)	(67,226)
Adjusted Core Deposits	**$541,008**	**$578,386**	**$649,841**	**$904,622**	**$1,005,165**	**$1,955,225**	**$1,944,813**	**$2,078,112**
Total Deposits	574,079	767,365	853,417	1,152,763	1,337,281	2,144,041	2,249,061	2,435,981
Adjusted Core Deposits to Total Deposits Ratio	94.24%	75.37%	76.15%	78.47%	75.16%	91.19%	86.47%	85.31%

(1) All demand and savings deposits of any amount plus time deposits less than $250,000
(2) Time deposits to core customers over $250,000 as defined in the lead-in to the table above
(3) Comprised of internet and outside deposit originator time deposits less than $250,000 which are not considered to be core deposits
(4) Comprised of demand and savings deposits in relationships over $250,000 which are considered non-core deposits because they do not satisfy the definition of core deposits set forth in the lead-in to the table above

RBB BANCORP 皇佳商業金控 23

How We Measure Core Deposits Source: “Study on Core Deposits and Brokered Deposits, Submitted to Congress pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, FDIC, July 8, 2011”: https://www.fdic.gov/regulations/reform/coredeposit-study.pdf Demand Deposits Savings Deposits Time Deposits < $250,000 Relationship with RBB Director or shareholder? Deposits within the Bank’s market area? Additional non-deposit services with the Bank? Electronic banking services with the Bank? Active demand deposit account with the Bank? Deposits at market interest rates? Relationship with the Bank have longevity? > $250,000? if yes, if yes, if yes, if yes, if yes, if yes, if yes, RBB reviews all deposits over $250K on a quarterly basis Core deposits are traditionally defined as all deposits less time deposits greater than $250K à The Bank measures core deposits as: Internet Deposits? Outside deposit originator? if yes, if yes, if yes, for at least three of the following: if yes,